Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Renee Campbell
Email:	renee.campbell@valmont.com
Date:	July 22, 2025

Valmont Reports Second Quarter 2025 Results and
Raises Full-Year 2025 Adjusted Diluted Earnings per Share Outlook

OMAHA, Neb.-- Valmont® Industries, Inc. (NYSE: VMI), a global leader that provides products and solutions to support vital infrastructure and advance agricultural productivity, today reported financial results for the second quarter ended June 28, 2025.

President and Chief Executive Officer Avner M. Applbaum commented, “We delivered a solid quarter operationally, with continued strength in Utility, Telecommunications, and International Agriculture. Our teams executed well, driving volume growth in key markets while advancing our long-term strategy. We remain focused on our key value drivers: capturing infrastructure demand by expanding Utility capacity and throughput, positioning our Agriculture segment for long-term growth through international expansion and technology solutions, and maintaining disciplined capital and resource allocation.

This quarter, we completed the realignment work that we began when I became CEO in July 2023. We took decisive steps to streamline the organization and refine our product portfolio, resulting in one-time charges that contributed to a GAAP loss for the quarter. These were purposeful changes designed to increase agility, bring operations closer to our commercial teams, and sharpen our focus on higher-return growth opportunities, improving time to market and customer responsiveness. With these changes, we’re operating with greater clarity and speed. Looking ahead, we’re now focused on scaling innovation, investing in growth, and driving greater efficiency across the business. I’m incredibly proud of how our teams continue to live our core values and deliver meaningful results for our shareholders.”

Second Quarter 2025 Highlights (all metrics compared to Second Quarter 2024 unless otherwise noted1)

●	Net sales increased 1.0% to $1.05 billion, compared to $1.04 billion; sales growth in Utility, Telecommunications, and International Agriculture was offset by lower sales in Solar and North America Agriculture
●	Operating income of $29.3 million or 2.8% of net sales ($141.4 million or 13.5% adjusted), compared to $147.3 million or 14.2% of net sales
●	Operating cash flows increased 28.1% to $167.6 million, compared to $130.8 million
●	The Company recorded one-time charges of $112.1 million, consisting of:
o	Non-cash long-lived asset impairment charges of $91.3 million, including:
◾	$71.1 million for goodwill and intangibles related to the Solar and Access Systems businesses
◾	$20.2 million for other assets that will no longer be utilized
o	Cash realignment charges of $9.8 million, primarily severance-related
o	Other non-recurring charges of $10.9 million, primarily costs to fulfill contractually required payments for system licenses no longer needed

1Please see Reg G reconciliation to GAAP measures at end of document

●	Expected benefit from lower SG&A costs of $8.0 million in the second half of 2025, and $22.0 million on an annualized basis in 2026, as a result of the above one-time charges
~~●~~	Diluted earnings (loss) per share (“EPS”) of ($1.53), or $4.88 adjusted, compared to $4.91
●	Cash and cash equivalents were $208.5 million and net leverage ratio was ~1.0x
●	Returned $113.6 million to shareholders through $100.0 million in share repurchases and $13.6 million in dividends
●	Invested $32.0 million in capital expenditures to support strategic growth initiatives
●	Increased backlog by $139.2 million or 9.7% since year-end 2024, driven primarily by continued strength in Infrastructure demand
●	Released the 2025 Valmont Sustainability Report, updating key disclosures and showcasing how Valmont products and solutions advance sustainability principles
●	Raising full-year 2025 adjusted diluted EPS outlook to a range of $17.50 to $19.50

Key Financial Metrics

Second Quarter 2025	GAAP			Adjusted[1]
(In thousands, except per-share amounts)	6/28/2025	6/29/2024		6/28/2025	6/29/2024
	Q2 2025	Q2 2024	vs. Q2 2024	Q2 2025	Q2 2024	vs. Q2 2024
Net Sales	$1,050,548	$1,039,737	1.0%	$1,050,548	$1,039,737	1.0%
Gross Profit	321,167	320,282	0.3%	322,761	320,282	0.8%
Gross Profit as a % of Net Sales	30.6%	30.8%		30.7%	30.8%
Operating Income	29,276	147,308	-80.1%	141,356	147,308	-4.0%
Operating Income as a % of Net Sales	2.8%	14.2%		13.5%	14.2%
Net Earnings (Loss) Attributable to VMI[2]	(30,263)	99,716	NM	97,198	99,716	-2.5%
Diluted Earnings (Loss) per Share	(1.53)	4.91	NM	4.88	4.91	-0.6%

Year-to-Date 2025	GAAP			Adjusted[1]
(In thousands, except per-share amounts)	6/28/2025	6/29/2024		6/28/2025	6/29/2024
	FY 2025	FY 2024	vs. FY 2024	FY 2025	FY 2024	vs. FY 2024
Net Sales	$2,019,862	$2,017,565	0.1%	$2,019,862	$2,017,565	0.1%
Gross Profit	612,269	626,498	-2.3%	613,863	626,498	-2.0%
Gross Profit as a % of Net Sales	30.3%	31.1%		30.4%	31.1%
Operating Income	157,590	278,861	-43.5%	269,670	278,861	-3.3%
Operating Income as a % of Net Sales	7.8%	13.8%		13.4%	13.8%
Net Earnings Attributable to VMI[2]	56,998	187,538	-69.6%	184,459	187,538	-1.6%
Diluted Earnings per Share	2.84	9.24	-69.3%	9.19	9.24	-0.5%
Weighted Average Shares Outstanding	20,063	20,307		20,063	20,307

2Net earnings (loss) attributable to Valmont Industries, Inc. including a $26,243 change in redemption value of redeemable noncontrolling interests (represents estimated liability to exit a joint venture ag solar business)

Second Quarter 2025 Segment Review (all metrics compared to Second Quarter 2024 unless otherwise noted1)

Infrastructure (72.6% of Net Sales)

Products and solutions to serve the infrastructure markets of utility, lighting, transportation, telecommunications, and solar, along with coatings services to protect metal products

Sales of $765.5 million were similar to prior-year sales of $762.7 million.

Utility sales grew due to higher volumes and pricing actions that more than offset the impact of lower steel prices. Telecommunications sales increased meaningfully, supported by our strategic positioning within carrier capex spending plans. Solar sales declined significantly, reflecting lower volumes. Lower Lighting & Transportation and Coatings sales were primarily driven by softer demand in international markets.

Operating income was $25.9 million or 3.4% of net sales ($124.6 million or 16.3% adjusted), compared to $133.6 million or 17.6% of net sales. An $89.4 million impairment of long-lived assets including goodwill led to

1Please see Reg G reconciliation to GAAP measures at end of document lower GAAP operating income. Adjusted operating income and margins were lower, primarily due to lower international profitability from lower sales.

Agriculture (27.4% of Net Sales)

Center pivot and linear irrigation equipment components for agricultural markets, including aftermarket parts and tubular products, and advanced technology solutions for precision agriculture

Sales increased 2.7% to $289.4 million, compared to $281.7 million.

In North America, irrigation equipment sales declined due to meaningfully lower volumes of storm-related replacement sales compared to the prior year, along with continued agriculture market softness. International sales increased significantly, driven by strong growth in the Europe, Middle East, and Africa (“EMEA”) region and higher volumes in Brazil, supported by a stabilizing market environment there.

Operating income was $36.1 million or 12.5% of net sales ($44.8 million or 15.6% adjusted), compared to $40.0 million or 14.3% of net sales. A $2.9 million organizational realignment charge, and $5.9 million in one-time charges related to the ag solar business, led to lower GAAP operating income. Adjusted operating income and margins were higher due to improved profitability in the EMEA region and lower SG&A in North America.

Raising Full-Year 2025 Financial Outlook and Updating Key Assumptions

Following the realignment actions taken this quarter and the resulting impact to our cost structure and portfolio, the Company is updating its full-year 2025 adjusted diluted earnings per share outlook and updating key assumptions for the year.

Metric	Previous Outlook	Updated Outlook
Net Sales	$4.0 to $4.2 billion	No change
Infrastructure Net Sales	$3.02 to $3.16 billion	No change
Agriculture Net Sales	$0.98 to $1.04 billion	No change
Adjusted Diluted Earnings per Share	$17.20 to $18.80	$17.50 to $19.50
Capital Expenditures	$140 to $160 million	No change
Adjusted Effective Tax Rate	~26.0%	No change

Key Assumptions, Including Current Tariff Considerations

●	Steel cost assumptions are aligned with futures markets as of July 21, 2025
●	The Company’s fiscal 2025 outlook reflects its current plans and actions underway to mitigate the direct impacts of tariffs as of July 18, 2025; the Company believes these mitigation plans will enable it to remain profit neutral on a dollar basis in fiscal 2025

A live audio discussion with Avner M. Applbaum, President and Chief Executive Officer, and Thomas Liguori, Executive Vice President and Chief Financial Officer, will take place on Tuesday, July 22, 2025 at 8:00 a.m. CT. The discussion can be accessed by telephone at +1 877.407.6184 or +1 201.389.0877 (no Conference ID needed) or via webcast at the following link: Valmont Industries 2Q 2025 Earnings Conference Call. A slide presentation will be available for download on the Investors page of valmont.com during the webcast. A replay of the event will be accessible three hours after the call at the above link or by telephone at +1 877.660.6853 or +1 201.612.7415 using access code 13750347. The replay will be available until 10:59 p.m. CT on Tuesday, July 29, 2025.

About Valmont Industries, Inc.

For nearly 80 years, Valmont has been a global leader that provides products and solutions to support vital infrastructure and advance agricultural productivity. We are committed to customer-focused innovation that delivers lasting value. Learn more about how we’re Conserving Resources. Improving Life.® at valmont.com.

1Please see Reg G reconciliation to GAAP measures at end of document

Concerning Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on assumptions made by management, considering its experience in the industries where Valmont operates, perceptions of historical trends, current conditions, expected future developments, and other relevant factors. It is important to note that these statements are not guarantees of future performance or results. They involve risks, uncertainties (some of which are beyond Valmont’s control), and assumptions. While management believes these forward-looking statements are based on reasonable assumptions, numerous factors could cause actual results to differ materially from those anticipated. These factors include, among other things, risks described in Valmont’s reports to the Securities and Exchange Commission (“SEC”), the Company’s actual cash flows and net income, future economic and market circumstances, industry conditions, company performance and financial results, operational efficiencies, availability and price of raw materials, availability and market acceptance of new products, product pricing, domestic and international competitive environments, geopolitical risks, and actions and policy changes by domestic and foreign governments, including tariffs. The Company cautions that any forward-looking statements in this release are made as of its publication date and does not undertake to update these statements, except as required by law.

The Company’s guidance includes certain non-GAAP financial measures (adjusted diluted earnings per share and adjusted effective tax rate) presented on a forward-looking basis. These measures are typically calculated by excluding the impact of items such as foreign exchange, acquisitions, divestitures, realignment or restructuring expenses, goodwill or intangible asset impairment, changes in tax laws or rates, change in redemption value of redeemable noncontrolling interests, and other non-recurring items. Reconciliations to the most directly comparable GAAP financial measures are not provided, as the Company cannot do so without unreasonable effort due to the inherent uncertainty and difficulty in predicting the timing and financial impact of such items. For the same reasons, the Company cannot assess the likely significance of unavailable information, which could be material to future results.

Website and Social Media Disclosure

The Company uses its website and social media channels, as identified on its website, to distribute company information. Posts on these channels may contain material information. Therefore, investors should monitor these channels alongside the Company’s press releases, SEC filings, and public conference calls and webcasts. The contents of the Company’s website and social media channels are not considered part of this press release.

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1Please see Reg G reconciliation to GAAP measures at end of document

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars and shares in thousands, except per-share amounts)

(Unaudited)

	Thirteen weeks ended			Twenty-six weeks ended
	June 28,		June 29,	June 28,		June 29,
	2025		2024	2025		2024
Net sales	$1,050,548		$1,039,737	$2,019,862		$2,017,565
Cost of sales	729,381		719,455	1,407,593		1,391,067
Gross profit	321,167		320,282	612,269		626,498
Selling, general, and administrative expenses	191,670		172,974	354,458		347,637
Impairment of long-lived assets	91,337		—	91,337		—
Realignment charges	8,884		—	8,884		—
Operating income	29,276		147,308	157,590		278,861
Other income (expenses):
Interest expense	(10,543)		(15,846)	(20,658)		(32,067)
Interest income	1,568		1,499	4,962		3,278
Gain on deferred compensation investments	2,384		525	1,543		1,956
Other	(3,675)		(1,250)	(6,405)		(1,355)
Total other income (expenses)	(10,266)		(15,072)	(20,558)		(28,188)
Earnings before income taxes and equity in loss of nonconsolidated subsidiaries	19,010		132,236	137,032		250,673
Income tax expense	22,280		31,067	53,079		61,055
Equity in loss of nonconsolidated subsidiaries	(21)		(19)	(581)		(39)
Net earnings (loss)	(3,291)		101,150	83,372		189,579
Earnings attributable to redeemable noncontrolling interests	(729)		(1,434)	(131)		(2,041)
Net earnings (loss) attributable to Valmont Industries, Inc.	$(4,020)		$99,716	$83,241		$187,538

Weighted average shares outstanding - Basic	19,809		20,175	19,928		20,182
Earnings (loss) per share - Basic	$(1.53)	[1]	$4.94	$2.86	[1]	$9.29

Weighted average shares outstanding - Diluted	19,809		20,292	20,063		20,307
Earnings (loss) per share - Diluted	$(1.53)	[1]	$4.91	$2.84	[1]	$9.24

Cash dividends per share	$0.68		$0.60	$1.36		$1.20

1Basic and diluted earnings (loss) per share includes a $26,243 change in redemption value of redeemable noncontrolling interests (represents estimated liability to exit a joint venture ag solar business)

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

SUMMARY OPERATING RESULTS

(Dollars in thousands)

(Unaudited)

	Thirteen weeks ended		Twenty-six weeks ended
	June 28,	June 29,	June 28,	June 29,
	2025	2024	2025	2024
Infrastructure
Net sales	$763,092	$760,430	$1,466,583	$1,481,163
Gross profit	227,883	232,403	440,758	450,020
as a percentage of net sales	29.9%	30.6%	30.1%	30.4%
Selling, general, and administrative expenses	111,187	98,822	206,850	198,575
as a percentage of net sales	14.6%	13.0%	14.1%	13.4%
Impairment of long-lived assets	89,356	—	89,356	—
Realignment charges	1,426	—	1,426	—
Operating income	25,914	133,581	143,126	251,445
as a percentage of net sales	3.4%	17.6%	9.8%	17.0%

Agriculture
Net sales	$287,456	$279,307	$553,279	$536,402
Gross profit	93,284	87,879	171,511	176,478
as a percentage of net sales	32.5%	31.5%	31.0%	32.9%
Selling, general, and administrative expenses	52,366	47,908	94,356	95,534
as a percentage of net sales	18.2%	17.2%	17.1%	17.8%
Impairment of long-lived assets	1,981	—	1,981	—
Realignment charges	2,886	—	2,886	—
Operating income	36,051	39,971	72,288	80,944
as a percentage of net sales	12.5%	14.3%	13.1%	15.1%

Corporate
Selling, general, and administrative expenses	$28,117	$26,244	$53,252	$53,528
Realignment charges	4,572	—	4,572	—
Operating loss	(32,689)	(26,244)	(57,824)	(53,528)

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

SUMMARY OPERATING RESULTS

(Dollars in thousands)

(Unaudited)

In the fourth quarter of fiscal 2024, the Company realigned management’s reporting structure for certain composite structure sales and, accordingly, revised its presentation of sales across product lines to reflect how the product is currently managed. The reporting for the thirteen and twenty-six weeks ended June 29, 2024 was adjusted to conform to the realigned presentation. As a result, Utility product line sales increased and Lighting and Transportation product line sales decreased by $9,308 and $20,195 for the thirteen and twenty-six weeks ended June 29, 2024, respectively.

	Thirteen weeks ended June 28, 2025
	Infrastructure	Agriculture	Intersegment	Consolidated
Geographical Market:
North America	$616,436	$142,482	$(4,329)	$754,589
International	149,089	146,938	(68)	295,959
Total sales	$765,525	$289,420	$(4,397)	$1,050,548

Product Line:
Utility	$350,416	$—	$—	$350,416
Lighting and Transportation	217,985	—	—	217,985
Coatings	90,789	—	(2,365)	88,424
Telecommunications	82,075	—	—	82,075
Solar	24,260	—	(68)	24,192
Irrigation Equipment and Parts	—	263,536	(1,964)	261,572
Technology Products and Services	—	25,884	—	25,884
Total sales	$765,525	$289,420	$(4,397)	$1,050,548

	Thirteen weeks ended June 29, 2024
	Infrastructure	Agriculture	Intersegment	Consolidated
Geographical Market:
North America	$582,143	$161,310	$(4,686)	$738,767
International	180,599	120,393	(22)	300,970
Total sales	$762,742	$281,703	$(4,708)	$1,039,737

Product Line:
Utility	$332,395	$—	$—	$332,395
Lighting and Transportation	234,254	—	—	234,254
Coatings	91,574	—	(2,294)	89,280
Telecommunications	58,400	—	—	58,400
Solar	46,119	—	(18)	46,101
Irrigation Equipment and Parts	—	254,310	(2,396)	251,914
Technology Products and Services	—	27,393	—	27,393
Total sales	$762,742	$281,703	$(4,708)	$1,039,737

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

SUMMARY OPERATING RESULTS

(Dollars in thousands)

(Unaudited)

	Twenty-six weeks ended June 28, 2025
	Infrastructure	Agriculture	Intersegment	Consolidated
Geographical Market:
North America	$1,193,633	$279,958	$(8,441)	$1,465,150
International	278,113	276,733	(134)	554,712
Total sales	$1,471,746	$556,691	$(8,575)	$2,019,862

Product Line:
Utility	$694,681	$—	$—	$694,681
Lighting and Transportation	410,556	—	—	410,556
Coatings	173,146	—	(5,029)	168,117
Telecommunications	152,014	—	—	152,014
Solar	41,349	—	(134)	41,215
Irrigation Equipment and Parts	—	506,267	(3,412)	502,855
Technology Products and Services	—	50,424	—	50,424
Total sales	$1,471,746	$556,691	$(8,575)	$2,019,862

	Twenty-six weeks ended June 29, 2024
	Infrastructure	Agriculture	Intersegment	Consolidated
Geographical Market:
North America	$1,150,715	$321,225	$(9,152)	$1,462,788
International	335,641	219,213	(77)	554,777
Total sales	$1,486,356	$540,438	$(9,229)	$2,017,565

Product Line:
Utility	$668,538	$—	$—	$668,538
Lighting and Transportation	445,463	—	—	445,463
Coatings	178,664	—	(5,120)	173,544
Telecommunications	112,361	—	—	112,361
Solar	81,330	—	(73)	81,257
Irrigation Equipment and Parts	—	487,430	(4,036)	483,394
Technology Products and Services	—	53,008	—	53,008
Total sales	$1,486,356	$540,438	$(9,229)	$2,017,565

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(Unaudited)

	June 28,	December 28,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$208,533	$164,315
Receivables, net	665,882	654,360
Inventories	581,360	590,263
Contract assets	194,559	187,257
Prepaid expenses and other current assets	93,394	87,197
Total current assets	1,743,728	1,683,392
Property, plant, and equipment, net	621,675	588,972
Goodwill and other non-current assets	979,981	1,057,608
Total assets	$3,345,384	$3,329,972

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS, AND SHAREHOLDERS' EQUITY
Current liabilities:
Current installments of long-term debt	$623	$692
Notes payable to banks	—	1,669
Accounts payable	385,328	372,197
Accrued expenses	251,872	275,407
Contract liabilities	132,412	126,932
Income taxes payable	25,937	22,509
Dividends payable	13,418	12,019
Total current liabilities	809,590	811,425
Long-term debt, excluding current installments	730,039	729,941
Operating lease liabilities	130,431	134,534
Other non-current liabilities	62,307	60,459
Total liabilities	1,732,367	1,736,359
Redeemable noncontrolling interests	84,062	51,519
Shareholders' equity	1,528,955	1,542,094
Total liabilities, redeemable noncontrolling interests, and shareholders' equity	$3,345,384	$3,329,972

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

	Twenty-six weeks ended
	June 28,	June 29,
	2025	2024
Cash flows from operating activities:
Net earnings	$83,372	$189,579
Depreciation and amortization	43,781	46,526
Contribution to defined benefit pension plan	(1,492)	(18,009)
Impairment of goodwill and other intangible assets	91,337	—
Change in working capital	(1,007)	(78,305)
Other	16,748	14,352
Net cash flows from operating activities	232,739	154,143
Cash flows from investing activities:
Purchases of property, plant, and equipment	(62,306)	(33,328)
Other	(2,013)	(3,176)
Net cash flows from investing activities	(64,319)	(36,504)
Cash flows from financing activities:
Net repayments on short-term borrowings	(1,652)	(1,275)
Proceeds from long-term borrowings	130,000	15,009
Principal repayments on long-term borrowings	(130,358)	(105,349)
Dividends paid	(25,667)	(24,239)
Purchases of redeemable noncontrolling interests	—	(17,745)
Repurchases of common stock	(100,007)	(14,941)
Other	(3,539)	(2,335)
Net cash flows from financing activities	(131,223)	(150,875)
Effect of exchange rates on cash and cash equivalents	7,021	(6,663)
Net change in cash and cash equivalents	44,218	(39,899)
Cash and cash equivalents—beginning of period	164,315	203,041
Cash and cash equivalents—end of period	$208,533	$163,142

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

USE OF NON-GAAP FINANCIAL MEASURES

Management utilizes non-GAAP financial measures to assess the Company’s historical and prospective financial performance, evaluate operational profitability on a consistent basis, factor into executive compensation decisions, and enhance transparency for the investment community. These non-GAAP measures are intended to supplement, not replace, the Company’s reported financial results prepared in accordance with GAAP. It is important to note that other companies may calculate these measures differently, which can limit their usefulness for comparison across organizations.

The following non-GAAP measures may be included in financial releases and other financial communications:

●	Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Operating Income, Adjusted Operating Margin, Adjusted Net Earnings, Adjusted Diluted EPS, and Adjusted Effective Tax Rate: These metrics provide meaningful supplemental insights into the Company’s operating performance by excluding items that are not considered part of core operating results. This approach enhances comparability across reporting periods. Adjustments may include costs or benefits associated with acquisitions, divestitures, expenses related to realignment or restructuring programs, goodwill or intangible asset impairment, significant expenses or benefits from changes in tax laws or rates, cumulative effects of changes in accounting standards, refinancing-related expenses, a loss or a gain from a partial or full settlement of the U.K. defined benefit pension plan obligation, losses from natural disasters, change in redemption value of redeemable noncontrolling interests, and other non-recurring items.
●	Adjusted EBITDA: This metric is a key component of a financial ratio included in the covenants of our major debt agreements. It is calculated as net earnings before interest, taxes, depreciation, amortization, stock-based compensation, and other adjustments as outlined in the applicable debt agreements. This metric offers investors and analysts valuable insights into the Company’s core operating performance. Adjusted EBITDA margin is also used to evaluate profitability.
●	Leverage Ratio: This ratio is calculated by taking the sum of interest-bearing debt, minus unrestricted cash in excess of $50.0 million (but not exceeding $500.0 million), and dividing it by Adjusted EBITDA. This is a key financial ratio included in the covenants of our major debt agreements and is calculated on a rolling four-fiscal-quarter basis.
●	Free Cash Flow: Calculated as net cash provided by operating activities minus capital expenditures, free cash flow serves as an indicator of the Company’s financial strength. However, this measure does not fully reflect the Company’s ability to deploy cash freely, as it has obligations such as debt repayments and other fixed commitments.
●	Backlog: This operating measure is used to evaluate future potential sales revenue. An order is included in the backlog upon receipt of a customer purchase order or the execution of a sales order contract. Backlog is particularly relevant to the Infrastructure segment due to the longer-term nature of its projects. However, backlog is not a term defined under U.S. GAAP and does not measure contract profitability. It should not be viewed as the sole indicator of future revenue, as many projects with short lead times book-and-bill within the same reporting period and are not included in the backlog.
●	Constant Currency: Defined as financial results adjusted for foreign currency translation impacts by translating current period and prior period activity using the same currency conversion rate. This approach is used for countries whose functional currency is not the U.S. dollar.
●	ROIC: Return on invested capital (“ROIC”) and adjusted ROIC are key operating ratios that enable investors to assess our operating performance relative to the investment needed to generate operating profit. ROIC is calculated as after-tax operating income divided by the average of beginning and ending invested capital. Adjusted ROIC is calculated as after-tax adjusted operating income divided by the average of beginning and ending invested capital. Invested capital represents total assets minus total liabilities (excluding interest-bearing debt and redeemable noncontrolling interests).

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

SUMMARY OF EFFECT OF SIGNIFICANT NON-RECURRING ITEMS ON REPORTED RESULTS

REGULATION G RECONCILIATION

(Dollars in thousands)

(Unaudited)

	Thirteen weeks ended June 28, 2025
Gross Profit Reconciliation	Infrastructure	Agriculture	Corporate	Consolidated
Gross profit - as reported	$227,883	$93,284	$—	$321,167
Realignment charges	910	—	—	910
Other non-recurring charges	—	684	—	684
Adjusted gross profit	$228,793	$93,968	$—	$322,761
Net sales - as reported	763,092	287,456	—	1,050,548

Gross profit as a % of net sales	29.9%	32.5%	NM	30.6%
Adjusted gross profit as a % of net sales	30.0%	32.7%	NM	30.7%

	Twenty-six weeks ended June 28, 2025
Gross Profit Reconciliation	Infrastructure	Agriculture	Corporate	Consolidated
Gross profit - as reported	$440,758	$171,511	$—	$612,269
Realignment charges	910	—	—	910
Other non-recurring charges	—	684	—	684
Adjusted gross profit	$441,668	$172,195	$—	$613,863
Net sales - as reported	1,466,583	553,279	—	2,019,862

Gross profit as a % of net sales	30.1%	31.0%	NM	30.3%
Adjusted gross profit as a % of net sales	30.1%	31.1%	NM	30.4%

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

SUMMARY OF EFFECT OF SIGNIFICANT NON-RECURRING ITEMS ON REPORTED RESULTS

REGULATION G RECONCILIATION

(Dollars in thousands)

(Unaudited)

	Thirteen weeks ended June 28, 2025
Operating Income (Loss) Reconciliation	Infrastructure	Agriculture	Corporate	Consolidated
Operating income (loss) - as reported	$25,914	$36,051	$(32,689)	$29,276
Impairment of long-lived assets	89,356	1,981	—	91,337
Realignment charges	2,336	2,886	4,572	9,794
Other non-recurring charges	7,031	3,918	—	10,949
Adjusted operating income (loss)	$124,637	$44,836	$(28,117)	$141,356
Net sales - as reported	763,092	287,456	—	1,050,548

Operating income (loss) as a % of net sales	3.4%	12.5%	NM	2.8%
Adjusted operating income (loss) as a % of net sales	16.3%	15.6%	NM	13.5%

	Twenty-six weeks ended June 28, 2025
Operating Income (Loss) Reconciliation	Infrastructure	Agriculture	Corporate	Consolidated
Operating income (loss) - as reported	$143,126	$72,288	$(57,824)	$157,590
Impairment of long-lived assets	89,356	1,981	—	91,337
Realignment charges	2,336	2,886	4,572	9,794
Other non-recurring charges	7,031	3,918	—	10,949
Adjusted operating income (loss)	$241,849	$81,073	$(53,252)	$269,670
Net sales - as reported	1,466,583	553,279	—	2,019,862

Operating income (loss) as a % of net sales	9.8%	13.1%	NM	7.8%
Adjusted operating income (loss) as a % of net sales	16.5%	14.7%	NM	13.4%

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

SUMMARY OF EFFECT OF SIGNIFICANT NON-RECURRING ITEMS ON REPORTED RESULTS

REGULATION G RECONCILIATION

(Dollars and shares in thousands, except per-share amounts)

(Unaudited)

	Thirteen	Diluted	Twenty-six	Diluted
	weeks ended	earnings	weeks ended	earnings
	June 28,	(loss) per	June 28,	per
	2025	share[1,2]	2025	share[1,2]
Net earnings (loss) attributable to Valmont Industries, Inc. including change in redemption value of redeemable noncontrolling interests	$(30,263)	$(1.52)	$56,998	$2.84
Less: Change in redemption value of redeemable noncontrolling interests	26,243	1.32	26,243	1.31
Net earnings (loss) attributable to Valmont Industries, Inc. - as reported	$(4,020)	$(0.20)	$83,241	$4.15
Impairment of long-lived assets[4]	91,337	4.58	91,337	4.55
Realignment charges[5]	9,794	0.49	9,794	0.49
Other non-recurring charges[6]	10,949	0.55	10,949	0.55
Total adjustments, pre-tax	112,080	5.62	112,080	5.59
Tax effect of adjustments[3]	(10,862)	(0.55)	(10,862)	(0.54)
Net earnings attributable to Valmont Industries, Inc. - adjusted	$97,198	$4.88	$184,459	$9.19
Average shares outstanding - diluted		19,930		20,063

1In the second quarter of fiscal 2025, the Company reported a GAAP net loss. In periods in which the Company recognizes a net loss, the Company excludes the impact of outstanding stock awards from the diluted loss per share calculation, as their inclusion would have an anti-dilutive effect. The adjusted diluted earnings per share calculation includes the impact of outstanding stock awards.

2Diluted earnings (loss) per share includes rounding.

3The tax effect of adjustments is calculated based on the income tax rate in each applicable jurisdiction.

4The Company recorded non-cash impairment charges of $71.1 million for goodwill and certain intangible assets in the Solar and Access Systems businesses and recorded $20.2 million for other long-lived assets that will no longer be utilized.

5The Company took realignment actions resulting in pre-tax charges of $9.8 million, primarily severance-related.

6Other non-recurring charges consist of costs to fulfill contractually required payments for system licenses no longer needed and asset valuation adjustments for a joint venture ag solar business.

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

REGULATION G RECONCILIATION OF ADJUSTED EFFECTIVE TAX RATE

(Dollars in thousands)

(Unaudited)

	Thirteen weeks ended			Twenty-six weeks ended
	June 28, 2025			June 28, 2025
	Earnings before income taxes and equity in loss of nonconsolidated subsidiaries	Income tax expense	Effective tax rate	Earnings before income taxes and equity in loss of nonconsolidated subsidiaries	Income tax expense	Effective tax rate
As reported	$19,010	$22,280	117.2%	$137,032	$53,079	38.7%
Impairment of long-lived assets	91,337	6,744		91,337	6,744
Realignment charges	9,794	2,360		9,794	2,360
Other non-recurring charges	10,949	1,758		10,949	1,758
Adjusted	$131,090	$33,142	25.3%	$249,112	$63,941	25.7%

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

REGULATION G RECONCILIATION OF ADJUSTED EBITDA

(Dollars in thousands)

(Unaudited)

Four fiscal quarters ended
June 28,
2025
Net cash flows from operating activities	$651,274
Interest expense	47,313
Income tax expense	110,002
Impairment of long-lived assets	(91,337)
Deferred income taxes	27,661
Redeemable noncontrolling interests	(455)
Net periodic pension cost	(852)
Contribution to defined benefit pension plan	3,082
Changes in assets and liabilities	(211,143)
Other	(12,480)
Impairment of long-lived assets	91,337
Realignment charges	9,794
Non-recurring non-cash charges	3,918
Proforma divestitures adjustment	(761)
Adjusted EBITDA	$627,353

Net earnings attributable to Valmont Industries, Inc.	$243,962
Interest expense	47,313
Income tax expense	110,002
Depreciation and amortization	92,650
Stock-based compensation	29,138
Impairment of long-lived assets	91,337
Realignment charges	9,794
Non-recurring non-cash charges	3,918
Proforma divestitures adjustment	(761)
Adjusted EBITDA	$627,353

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

REGULATION G RECONCILIATION OF LEVERAGE RATIO

(Dollars in thousands)

(Unaudited)

June 28,
2025
Interest-bearing debt, excluding origination fees and discounts of $25,256	$755,918
Less: Cash and cash equivalents in excess of $50,000	158,533
Net indebtedness	$597,385
Adjusted EBITDA	627,353
Leverage ratio	0.95

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

BACKLOG

(Dollars in millions)

(Unaudited)

	June 28,	December 28,
	2025	2024
Infrastructure	$1,461.8	$1,273.3
Agriculture	114.1	163.4
Total backlog	$1,575.9	$1,436.7